EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Investor Relations

Rob Graham

Microtune, Inc.

972-673-1850

investor@microtune.com

MICROTUNE ANNOUNCES SECOND QUARTER 2004 RESULTS

Plano, TX, July 29, 2004 – Microtune®, Inc. (NASDAQ:TUNE) announced today financial results for its second quarter of 2004, which ended June 30, 2004.

FINANCIAL RESULTS SUMMARY

The Company’s net revenue for the quarter was $13.5 million and its net income during the quarter was $16.0 million. Net income included other income of $22.5 million relating to the receipt of a previously disclosed litigation settlement payment, which was discussed in the Company’s press release dated June 14, 2004. Two customers accounted for approximately 27% of net revenues. The Company ended the quarter with cash and investments of $85.8 million.

James A. Fontaine, Microtune’s CEO and President, said, “Our revenues, net of royalties and sales of our wireless products, grew approximately 25% from last quarter. We expect sales growth to continue into our fiscal third quarter and believe that our third quarter net revenues, in total, will increase 15% to 20% versus the second quarter of 2004. We look forward to tomorrow’s conference call to discuss our progress. We thank our customers for their confidence in Microtune and all our employees for their hard work and dedication during the quarter.”

CONFERENCE CALL

The Company will hold a conference call and webcast on July 30, 2004 at 7:30 a.m. Central Time/8:30 a.m. Eastern Time to discuss its Q2 results and its outlook for the future.

Interested parties may listen to the conference call via the Internet by accessing Microtune’s website at www.microtune.com or by calling 1-712-923-4284 (passcode: earnings). A replay will be available through August 13, 2004 by calling 1-402-280-1614 or on the Company’s website at www.microtune.com.

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ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF)-based solutions for the worldwide broadband communications and transportation electronics markets. Inventors of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, upconverter and transceiver products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds 30 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally accompanied by words such as “plan”, “if”, “estimate”, “expect”, “believe”, “could”, “would”, “anticipate”, “may”, or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ include the Company’s ability to introduce new products, achieve design wins, forecast revenue and manage inventory levels, control and budget expenses, protect its proprietary technology and intellectual property, and successfully prosecute and defend the various lawsuits, any of which may cause the Company’s financial results to fluctuate. The forward-looking statements in this release and in the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

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EDITOR’S NOTE: Microtune is a registered trademark and MicroTuner, MicroStreamer and VideoCaster are trademarks of Microtune, Inc. All other company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated

Copyright © 2004 Microtune, Inc. All rights reserved.

Microtune, Inc.

Consolidated Balance Sheets

(in thousands, except per share data)

(unaudited)

	June 30, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$73,160	$53,337
Short term investments	6,045	6,045
Accounts receivable, net	5,997	4,260
Inventories	5,131	4,165
Other current assets	1,994	4,309

Total current assets	92,327	72,116

Property and equipment, net	6,499	7,504
Long term investments	6,556	14,028
Intangible assets, net	4,543	6,564
Other assets and deferred charges	472	447

Total assets	$110,397	$100,659

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,395	$7,195
Accrued compensation	1,325	1,182
Accrued expenses	4,819	3,945
Deferred revenue	—	147

Total current liabilities	14,539	12,469

Other noncurrent liabilities	1,185	1,466
Commitments and contingencies

Stockholders’ equity	94,673	86,724

Total liabilities and stockholders’ equity	$110,397	$100,659

Microtune, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net revenue	$13,470	$13,976	$24,509	$26,598
Cost of revenue	7,917	9,086	13,840	19,487

Gross margin	5,553	4,890	10,669	7,111
Operating expenses:
Research and development:
Stock option compensation	186	477	364	1,682
Other	3,797	5,664	7,181	12,229

	3,983	6,141	7,545	13,911
Selling, general and administrative:
Stock option compensation	64	1,133	144	1,546
Other	7,818	7,730	16,061	14,177

	7,882	8,863	16,205	15,723
Restructuring	(12)	(1,303)	99	100
Amortization of intangible assets	1,069	1,055	2,135	2,136

Total operating expenses	12,922	14,756	25,984	31,870

Loss from operations	(7,369)	(9,866)	(15,315)	(24,759)
Other income (expense):
Interest income	190	181	405	593
Foreign currency gains (losses), net	558	1,474	(650)	1,324
Settlement of patent and anti-trust litigation	22,500	—	22,500	—
Other	268	137	577	215

Income (loss) before provision for income taxes	16,147	(8,074)	7,517	(22,627)
Income tax expense	101	82	201	245

Net income (loss)	$16,046	$(8,156)	$7,316	$(22,872)

Net income (loss) per common share:
Basic	$0.31	$(0.16)	$0.14	$(0.46)

Diluted	$0.30	$(0.16)	$0.14	$(0.46)

Weighted-average common shares outstanding:
Basic	51,467	50,244	51,369	50,008

Diluted	53,706	50,244	53,235	50,008

Microtune, Inc.

Consolidated Statements of Cash Flows

(in thousands, except per share data)

(unaudited)

	Six Months Ended June 30,
	2004	2003
Operating activities:
Net income (loss)	$7,316	$(22,872)
Adjustments to reconcile net income (loss) to cash provided (used) in operating activities:
Depreciation	1,286	3,629
Amortization of intangible assets	2,135	2,135
Non-cash restructuring costs	(35)	762
Foreign currency (gains) losses, net	650	(1,324)
Amortization of deferred stock option compensation	508	3,229
Gain on sale of property and equipment	(265)	(1,166)
Allowance for uncollectible accounts receivable	18	—
Other non-cash charges	—	462
Changes in operating assets and liabilities:
Accounts receivable, net	(1,755)	5,380
Inventories	(966)	538
Other assets	1,959	(11)
Accounts payable	1,309	(3,457)
Accrued expenses	602	(4,626)
Other liabilities	(281)	431
Accrued compensation	143	56

Net cash provided by (used in) operating activities	12,624	(16,834)
Investing activities:
Purchases of property and equipment	(283)	(407)
Proceeds from sale of property and equipment	267	199
Proceeds from sale of Philippine manufacturing assets	51	5,151
Sale of Holland subsidiary	—	(934)
Proceeds from available-for-sale investments	9,000	4,000
Purchase of available-for-sale investments	(1,620)	—
Loans receivable	—	(130)
Acquisition of intangible assets	(114)	(208)

Net cash provided by investing activities	7,301	7,671
Financing activities:
Proceeds from issuance of common stock	523	549
Loans receivable from stockholders	30	—
Other, net	(5)	—

Net cash provided by financing activities	548	549
Effect of foreign currency exchange rate changes on cash	(650)	1,324

Net increase (decrease) in cash and cash equivalents	19,823	(7,290)
Cash and cash equivalents at beginning of period	53,337	102,278

Cash and cash equivalents at end of period	$73,160	$94,988